UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2009

NationsHealth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13630 N. W. 8th Street, Suite 210, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-903-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 31, 2009, NationsHealth, Inc. (the "Company") filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, announcing that the Company would be delayed in filing its Annual Report on Form 10-K for the year ended December 31, 2008 and planned to file such Form 10-K on April 15, 2009. As disclosed in the Form 12b-25, as of each month-end from October 31, 2008 through February 28, 2009, the Company was not in compliance with certain financial covenants under its credit facility and was thus in technical default of the credit agreement at such dates. In addition, the Company does not expect to be in compliance with certain financial covenants under the credit facility as of March 31, 2009, and does not anticipate satisfying all applicable financial covenants as currently structured in future periods. The Company continues to be in discussions with its credit facility lender in order to obtain a waiver of its non-compliance with the covenants for all applicable periods and amend the covenants for the remainder of 2009 to levels that management believes the Company will be able to satisfy. No conclusion with respect to such discussions has been reached as of the date of this filing, and there can be no assurance that the Company will be successful in obtaining such waiver or amendment. If the Company is unable to obtain such waiver and amendment, the lender could elect to declare all amounts outstanding under the credit facility immediately due and payable. As of March 31, 2009, the total balance outstanding under the credit facility was approximately $12.0 million. An event of default or an acceleration under the credit facility would also cause a cross-default of the Company's $15 million convertible notes, which could result in the acceleration of the convertible notes. The Company has a timely filing requirement for its Form 10-K under its convertible note agreement and has obtained an acknowledgement from the convertible note holder relating to such requirement, which is included as Exhibit 99.1.

To facilitate the Company’s efforts to obtain a waiver from its credit facility lender, the Company plans to file its Form 10-K no later than April 30, 2009 and not as it previously disclosed in the Form 12b-25. If the Company is unable to obtain such waiver and amendment from its credit facility lender, it is likely that the report of the Company’s independent registered public accounting firm on its consolidated financial statements for the year ended December 31, 2008 will contain an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

See Exhibit 99.2 for the Company’s Summary Statements of Operations for the years ended December 31, 2008 (unaudited) and 2007 and Summary Consolidated Balance Sheets as of December 31, 2008 (unaudited) and 2007.

Item 8.01 Other Events.

See items 2.02 and 9.01

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1
Acknowledgement dated April 15, 2009 by and among the Company, NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., and MHR Capital Partners Master Account LP (as assignee of MHR Capital Partners (500) LP (formerly known as MHR Capital Partners LP)), OTQ LLC and MHR Capital Partners (100) LP and MHR Capital Partners (500) LP, as collateral agent.

Exhibit 99.2
Summary Consolidated Statements of Operations for the years ended December 31, 2008 (unaudited) and 2007
Summary Consolidated Balance Sheets as of December 31, 2008 (unaudited) and 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NationsHealth, Inc.

April 15, 2009	By:	Glenn M. Parker, M.D.

Name: Glenn M. Parker, M.D.
Title: CEO

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Exhibit Index

Exhibit No.	Description

99.1	Acknowledgement dated April 15, 2009 by and among the Company, NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., and MHR Capital Partners Master Account LP (as assignee of MHR Capital Partners (500) LP (formerly known as MHR Capital Partners LP)), OTQ LLC and MHR Capital Partners (100) LP and MHR Capital Partners (500) LP, as collateral agent.
99.2	Summary Consolidated Statements of Operations for the years ended December 31, 2008 (unaudited) and 2007 Summary Consolidated Balance Sheets as of December 31, 2008 (unaudited) and 2007